UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934

The Priceline Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1528493
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

800 Connecticut Avenue

Norwalk, Connecticut 06854

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

€750,000,000 2.15% Senior Notes Due 2022	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-198515 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                                         Description of Registrant’s Securities to be Registered

The description of the securities to be registered is contained in the Prospectus Supplement dated November 20, 2015, and the Prospectus dated September 8, 2014, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on November 23, 2015, each of which form a part of the Registrant’s Registration Statement on Form S-3 (No. 333-198515), and each of which is incorporated herein by reference.

Item 2.                                                         Exhibits

1. The following exhibits are filed with the Commission and the New York Stock Exchange, Inc.:

2.1 - Form of the Registrant’s 2.15% Senior Note Due 2022 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on November 25, 2015).

2.2 - Indenture, dated September 23, 2014 (the “Base Indenture”), between the Registrant and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on November 25, 2015).

2.3 - Officers’ Certificate, dated November 25, 2015, with respect to the 2.15% Senior Notes due 2022 issued pursuant to the Base Indenture (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed on November 25, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE PRICELINE GROUP INC.

Date: December 11, 2015	By:	/s/ Peter J. Millones
		Name:	Peter J. Millones
		Title:	Executive Vice President, General Counsel and Secretary